UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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JPMorgan Trust I

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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National Municipal Income proxy email

CA/ICA to FA 1:1 email – to cut, paste, personalize and send via Outlook email.

Subject: Proxy vote: Requesting your help

Dear [FA Name],

On April 15, 2025, the JPMorgan Board of Trustees approved the proposal to merge the JPMorgan National Municipal Income Fund (the “Fund”) into the JPMorgan Municipal ETF (JMUB). The Fund’s Board of Trustees unanimously recommends that shareholders vote “FOR” the proposal.

We proposed the merger because of certain benefits associated with the ETF structure, which we believe will better serve the interests of the Fund shareholders. These benefits include lower net expenses, additional trading flexibility, increased transparency, and the potential for enhanced tax efficiency.

Your clients who own the JPMorgan National Municipal Income Fund will be contacted to vote on this proposal by email or in the mail and in some cases by telephone.

We kindly request your assistance in encouraging your clients to vote their shares. Here is the sequencing of events and how your clients can vote:

•	Proxy voting cards will be mailed to shareholders on or about June 17th;
•	Outbound calls to shareholders who have not voted will begin on or about June 24th;
•	Your clients can exercise their vote using any of the convenient methods listed on the proxy card;
•	If they reach out to you and have their proxy card ready, you can ask them to log on to www.proxyvote.com and enter the control number found on their proxy card and cast their vote;
•	For any questions about the material, your clients can call 1-833-876-7363 – Monday through Friday from 10am –11pm ET.

Thank you in advance for your help. Please feel free to contact me with any questions.

For additional information, please refer to the Proxy Statement.

Best,

[insert CA/ICA signature]

FOR INSTITUTIONAL USE ONLY | NOT FOR PUBLIC DISTRIBUTION

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Must be preceded or accompanied by a prospectus.

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© 2025 JPMorgan Chase & Co.

J.P. Morgan Asset Management, 277 Park Avenue, New York, NY 10172

JPMorgan National Municipal Income Fund (for use with end clients)

Instructions for advisors: Simply cut and paste the language below and email to your clients. Don’t forget to add any disclosure your firm may require.

Subject: Proxy vote: Requesting your help

Dear [Client Name],

I’m reaching out on an important matter regarding your ownership of JPMorgan National Municipal Income Fund (the “Fund”).

On April 15, 2025, the JPMorgan Board of Trustees approved the proposal to merge the Fund into the JPMorgan Municipal ETF (JMUB). This merger is subject to shareholders approval, and the Fund’s Board of Trustees unanimously recommends that shareholders vote “FOR” the proposal.

J.P. Morgan Investment Management Inc. (“JPMIM”) proposed the merger due to the benefits associated with the ETF structure, which JPMIM believes will better serve the interests of Fund shareholders. These benefits include lower net expenses, additional trading flexibility, increased transparency, and the potential for enhanced tax efficiency.

You will be contacted to vote on this proposal. I kindly ask you to participate by voting your shares. Here are convenient ways to vote:

•	You can exercise your vote using any of the convenient methods listed on the proxy card;
•	You can log on to www.proxyvote.com and enter the control number found on your proxy card and cast your vote;
•	For any questions about the material, you can call 1-833-876-7363 – Monday through Friday from 10am–11pm ET and Saturday from 12pm-5pm ET.

For your reference, please refer to the Proxy Statement.

Thank you in advance for your help. Please feel free to contact me with any questions.

Best,

[insert FA signature]

[Please add any disclosure your firm may require.]